As filed with the Securities and Exchange Commission on November 15, 2000.
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LANDAMERICA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Virginia                                           54-1589611
   (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

         101 Gateway Centre, Gateway One, Richmond, Virginia 23235-5153
               (Address of Principal Executive Offices) (Zip Code)
                               __________________

                        LANDAMERICA FINANCIAL GROUP, INC.
                        EXECUTIVE VOLUNTARY DEFERRAL PLAN
                            (Full Title of the Plan)

                         Russell W. Jordan, III, Esquire
                    Senior Vice President and General Counsel
                        LandAmerica Financial Group, Inc.
                         101 Gateway Centre, Gateway One
                          Richmond, Virginia 23235-5153
                                 (804) 267-8000
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   ___________

                         CALCULATION OF REGISTRATION FEE
===================================== =================== ====================== ======================= =============
                                                             Proposed Maximum       Proposed Maximum      Amount of
        Title of Securities             Amount to be        Offering Price per     Aggregate Offering    Registration
          to be Registered               Registered              Obligation               Price               Fee
------------------------------------- ------------------- ---------------------- ----------------------- -------------
Deferred Compensation
   Obligations (1)...................  $8,000,000 (2)(3)          100%               $8,000,000 (2)         $2,112
===================================== =================== ====================== ======================= =============

(1) The Deferred Compensation Obligations are unsecured obligations of LandAmerica Financial Group, Inc. to pay deferred compensation in the future in accordance with the terms of the LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) and is based upon an estimate of the amount of compensation to be deferred by participants.

(3) Pursuant to Rule 429(b) under the Securities Act of 1933, as amended, the prospectus delivered under the LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan constitutes a combined prospectus, and the Registrant is carrying forward $1,351,032 of Deferred Compensation Obligations in connection with this registration in addition to the $8,000,000 of Deferred Compensation Obligations being registered herewith. The amount of the registration fee associated with such Deferred Compensation Obligations that was previously paid with the Registration Statement on Form S-8, Registration No. 333-89959, was $375.63.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.      Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended December 31, 1999, File No. 1-13990;

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 16, 2000 that have been incorporated by reference into the Form 10-K;

         (3) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, File No. 1-13990;

         (4) the Registrant's Current Report on Form 8-K, filed on August 7, 2000, File No. 1-13990; and

         (5) the description of the Registrant's Common Stock and associated preferred share purchase rights contained in the Registrant's Amendment No. 4 to Form 8-A, filed on August 7, 2000, File No. 1-13990.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

         The securities being registered are deferred compensation obligations ("Deferred Compensation Obligations") of the Registrant under the LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan (the "Plan"). The following description of the Deferred Compensation Obligations is qualified in its entirety by reference to the complete text of the Plan set forth as Exhibit
10.31 to the  Registrant's  Form  10-K for the year  ended  December  31,  1998.

Capitalized terms used in this Item 4 and not otherwise defined in this Registration Statement shall have the respective meanings attributed to such terms in the Plan.

         The Deferred Compensation Obligations incurred by the Registrant under the Plan are unsecured general obligations of the Registrant, and will rank equally with other unsecured and unsubordinated indebtedness of the Registrant outstanding from time to time. The Plan is unfunded, and the Registrant is not required to set aside assets to be used for payment of the Deferred Compensation Obligations. Because the Registrant is a holding company and its principal assets are its operating subsidiaries, the Registrant's ability to make payments to Participants in connection with Deferred Compensation Obligations under the Plan may be subject to the availability of funds from such subsidiaries. In addition, the right of the Registrant (and hence the rights of creditors of the Registrant, including Participants in the Plan) to participate in a distribution of the assets of a subsidiary of the Registrant upon its liquidation or reorganization or otherwise necessarily is subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor may be recognized.

         Under the Plan, the Registrant will provide a select group of its executives who have the rank of Senior Vice-President or higher with the opportunity to elect to defer part or all of the Bonus payable to such executives during any Plan Year. The Registrant will establish a Deferred Cash Account and a Deferred Stock Unit Account for each executive who elects to participate in the Plan. A Participant may designate a fixed dollar amount or a percentage to be deducted from his or her Bonus ("Deferral Contribution") and shall indicate how the Deferral Contribution is to be allocated between the Participant's Deferred Cash Account and the Participant's Deferred Stock Unit Account. The maximum deferral during any Plan Year is 100% of the amount of any Bonus. Amounts credited to the Participant's Deferred Cash Account earn interest at the Rate of Return (initially 8%), subject to increase by the Compensation Committee.

         Except as otherwise provided in the Plan, a Participant's Deferred Stock Unit Account will be treated as if it were invested in Deferred Stock Units that are equivalent in value to the fair market value of the shares of the Registrant's common stock in accordance with the rules set forth in the Plan. A Participant who makes a Deferral Contribution for a given Plan Year into the Participant's Deferred Stock Unit Account is entitled to receive a Deferral Premium of additional Deferred Stock Units equal to 20% of the Participant's Deferral Contribution to his Deferred Stock Unit Account for such Plan Year. Before the Benefit Commencement Date, the number of Deferred Stock Units credited to a Participant's Deferred Stock Unit Account will be increased on each date on which a dividend is paid on the Registrant's common stock. The number of additional Deferred Stock Units credited to a Participant's Deferred Stock Unit Account as a result of such increase will be determined by (i) multiplying the total number of Deferred Stock Units (with fractional Deferred Stock Units rounded off to the nearest thousandth) credited to the Participant's Deferred Stock Unit Account immediately before such increase by the amount of the dividend paid per share of the Registrant's common stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price of the Registrant's common stock on the dividend payment date. The dollar value of the Deferred Stock Units credited to a Participant's Deferred Stock Unit Account on any date will be determined by multiplying the number of Deferred Stock Units (including fractional Deferred

Stock Units) credited to the Participant's Deferred Stock Unit Account by the Closing Price on that date.

         The amounts deferred by Participants under the Plan represent an obligation of the Registrant to make payments to the Participants at some time in the future. The amount that the Registrant is required to pay to any Participant under the terms of the Plan is equal to the Deferral Contributions made by the Participant, as adjusted for hypothetical gains or losses attributable to the deemed investment of such Deferral Contributions in shares of the Registrant's common stock. The Participant's Deferral Cash Account and Deferred Stock Unit Account reflect the Deferral Contributions and the adjustments made thereto.

         The amounts payable to Participants under the Plan are distributed in accordance with the distribution provisions of the Plan. Generally, such distributions are made as of the Benefit Commencement Date specified in the Participant's Deferral Election. Payment of benefits may either be in a lump sum or in installments at the Participant's election. The Plan also provides for interim distributions of amounts payable from the Participant's Deferral Contribution Account and for withdrawal of Plan amounts in the event of a financial emergency. The Registrant is entitled to withhold all federal, state and local income, employment and other taxes required to be withheld by the Registrant in connection with payments to be made to Participants under the Plan.

         A Participant who elects to receive distribution of his Accounts in quarterly installments will not have his or her Deferred Stock Unit Account credited with Deferred Stock Units on or after the Benefit Commencement Date. On the Benefit Commencement Date, the Deferred Stock Unit Account of a Participant who has elected to receive his Deferral Benefit in quarterly installments will be converted to a Deferred Cash Account which shall be combined with the
Participant's existing Deferred Cash Account. The Deferred Cash Account continues to accrue interest at the Rate of Return.

         Each Participant is at all times 100% vested in all Deferral Contributions, as well as in any appreciation (or depreciation) in the amount thereof due to appreciation or depreciation in the Registrant's common stock. However, the Participant shall forfeit a Deferral Premium (and any dividends credited to the Participant's Deferred Stock Unit Account as a result of such Deferred Premium) if the Participant leaves the Registrant's employ for any reason other than death, Disability, Retirement or a Change of Control before the second anniversary on which the Deferral Premium was awarded.

         The Registrant reserves the right to amend or terminate the Plan, provided that any such amendment does not decrease or restrict the value of a Participant's account balance under the Plan in existence at the time the amendment is made. Moreover, the Registrant reserves the right to unilaterally shorten the Deferral Period of any Participant, if it determines that to do so will be fair and equitable to the Participant.

Item 5.      Interests of Named Experts and Counsel

         Williams, Mullen, Clark & Dobbins, counsel to the Registrant, has rendered its opinion that the Deferred Compensation Obligations, when issued pursuant to the terms and conditions of the Plan, will be legal, valid and binding obligations of the Registrant. Julious P. Smith, Jr., a principal in Williams, Mullen, Clark & Dobbins, is a director of the Registrant and beneficially owned an aggregate of 2,000 shares of Common Stock as of October 31, 2000. Other attorneys employed by the firm beneficially owned an aggregate of 20,815 shares of the Registrant's Common Stock as of October 31, 2000.

Item 6.      Indemnification of Directors and Officers

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

Item 7.      Exemption from Registration Claimed

         Not applicable.

Item 8.      Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1      Articles of Incorporation  of the Registrant,  incorporated by
                  reference   to  Exhibit  3A  of  the   Registrant's   Form  10
                  Registration Statement, as amended, File No. 0-19408.

         4.2 Articles of Amendment of Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registration Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

         4.3 Bylaws of the Registrant, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

         4.4 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

         4.5 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

         4.6 Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Company, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

         4.7 Third Amendment to Amended and Restated Rights Agreement, dated as of July 26, 2000, between the Company and State Street Bank and Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated July 26, 2000, File No. 1-13990.

         4.8      Form of Common Stock Certificate, incorporated by reference to
                  Exhibit  4.6  of  the   Registrant's   Form  8-A  Registration
                  Statement, filed February 27, 1998, File No. 1-13990.

         4.9 Form of 7% Series B Cumulative Convertible Preferred Stock certificate, incorporated by reference to Exhibit 4.7 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

         4.10 LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, incorporated by reference to Exhibit 10.31 of the Registrant's Form 10-K for the year ended December 31, 1998, File No. 1-13990.

         5.1      Opinion of Williams, Mullen, Clark & Dobbins.*

         23.1     Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5.1).*

         23.2     Consent of Ernst & Young LLP.*

         24       Powers of Attorney (included on Signature Page).*

------------

*Filed herewith

Item 9.      Undertakings

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 15th day of November, 2000.

                                     LANDAMERICA FINANCIAL GROUP, INC.


                                     By:    /s/ Charles H. Foster, Jr.
                                         ---------------------------------------
                                            Charles H. Foster, Jr.
                                            Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Russell W. Jordan, III and John
M. Carter, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                        Title                              Date
                   ---------                                        -----                              ----

          /s/ Charles H. Foster, Jr.                    Chairman and Chief Executive             November 15, 2000
----------------------------------------------              Officer and Director
            Charles H. Foster, Jr.


              /s/ Janet A. Alpert                           President and Director               November 15, 2000
----------------------------------------------
                Janet A. Alpert


         /s/ Theodore L. Chandler, Jr.                 Senior Executive Vice President           November 15, 2000
----------------------------------------------                  and Director
           Theodore L. Chandler, Jr.


             /s/ G. William Evans                         Executive Vice President               November 15, 2000
----------------------------------------------          and Chief Financial Officer
                G. William Evans


                   Signature                                        Title                              Date
                   ---------                                        -----                              ----


             /s/ John R. Blanchard                    Senior Vice President - Corporate          November 15, 2000
----------------------------------------------                   Controller
               John R. Blanchard


                                                                  Director                       November __, 2000
----------------------------------------------
                 Herbert Wender


          /s/ Robert F. Norfleet, Jr.                             Director                       November 15, 2000
----------------------------------------------
            Robert F. Norfleet, Jr.


              /s/ Eugene P. Trani                                 Director                       November 15, 2000
----------------------------------------------
                Eugene P. Trani


           /s/ Marshall B. Wishnack                               Director                       November 15, 2000
----------------------------------------------
             Marshall B. Wishnack


                                                                  Director                       November __, 2000
----------------------------------------------
                Michael Dinkins


                /s/ James Ermer                                   Director                       November 15, 2000
----------------------------------------------
                  James Ermer


              /s/ John P. McCann                                  Director                       November 15, 2000
----------------------------------------------
                John P. McCann


           /s/ Julious P. Smith, Jr.                              Director                       November 15, 2000
----------------------------------------------
             Julious P. Smith, Jr.


                                                                  Director                       November __, 2000
----------------------------------------------
               Lowell C. Freiberg


                                                                  Director                       November __, 2000
----------------------------------------------
                George E. Bello


                                                                  Director                       November __, 2000
----------------------------------------------
              Howard E. Steinberg


                                  EXHIBIT INDEX
                                  -------------

                                       TO
                         FORM S-8 REGISTRATION STATEMENT


Exhibit
Number                        Description of Exhibit
------                        ----------------------

  4.1 Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3A of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

  4.2 Articles of Amendment of Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 4.2 of the Registration Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

  4.3 Bylaws of the Registrant, incorporated by reference to Exhibit 3B of the Registrant's Form 10 Registration Statement, as amended, File No. 0-19408.

  4.4 Amended and Restated Rights Agreement, dated as of August 20, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, which Amended and Restated Rights Agreement includes an amended Form of Rights Certificate, incorporated by reference to
               Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated August 20, 1997, File No. 1-13990.

  4.5 First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between the Registrant and Wachovia Bank, N.A., as Rights Agent, incorporated by reference to Exhibit
               4.1 of the Registrant's Current Report on Form 8-K, dated December 11, 1997, File No. 1-13990.

  4.6 Second Amendment to Amended and Restated Rights Agreement, dated as of June 1, 1999, between the Company, Wachovia Bank, N.A., as Rights Agent, and State Street Bank and Trust Company, as Successor Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated June 1, 1999, File No. 1-13990.

  4.7 Third Amendment to Amended and Restated Rights Agreement, dated as of July 26, 2000, between the Company and State Street Bank and Trust Company, as Rights Agent, incorporated by reference to
               Exhibit 4.1 of the Registrant's Current Report on Form 8-K, dated July 26, 2000, File No. 1-13990.

  4.8          Form of Common Stock  Certificate,  incorporated  by reference to
               Exhibit 4.6 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

  4.9 Form of 7% Series B Cumulative Convertible Preferred Stock certificate, incorporated by reference to Exhibit 4.7 of the Registrant's Form 8-A Registration Statement, filed February 27, 1998, File No. 1-13990.

  4.10 LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, incorporated by reference to Exhibit 10.31 of the Registrant's Form 10-K for the year ended December 31, 1998, File No. 1-13990.

  5.1          Opinion of Williams, Mullen, Clark & Dobbins.*

  23.1         Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit
               5.1).*

  23.2         Consent of Ernst & Young LLP.*

  24           Powers of Attorney (included on Signature Page).*

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*Filed herewith